UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

SEAPORT CALIBRE MATERIALS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40975	86-3426874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

360 Madison Avenue, 20th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 616-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SCMAU	The Nasdaq Stock Market LLC
Shares of Class A common stock, included as part of the units	SCMA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SCMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 31, 2023, Seaport Calibre Materials Acquisition Corp. (the “Company”) held a special meeting to approve the Extension Amendment Proposal, the Trust Amendment Proposal (collectively, the “Extension Proposals”) and the Adjournment Proposal, each as more fully described in its definitive proxy statement, filed with United States Securities and Exchange Commission (the “Commission”) on January 13, 2023. As there were sufficient votes to approve the Extension Proposals, the Adjournment Proposal was not presented to stockholders.

Holders of 13,473,337 shares of common stock of the Company held of record as of January 5, 2023, the record date for the Extension Meeting, were present in person or by proxy, representing approximately 82.91% of the voting power of the Company’s shares of common stock as of the record date for the Extension Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Proposals were as follows:

Proposal No. 1: The Extension Amendment Proposal: To amend the Company’s amended and restated certificate of incorporation by allowing the Company to extend the date by which it has to consummate a business combination for an additional six (6) months, from February 1, 2023 to August 1, 2023, or such earlier date as determined by the Board, or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s initial public offering.

For	Against	Abstain
11,486,917	1,735,478	250,942

Proposal No. 2 The Trust Amendment Proposal:  To amend the Investment Management Trust Agreement, dated October 27, 2021, by and between the Company and Continental Stock Transfer & Company to authorize the Extension and its implementation by the Company.

For	Against	Abstain
11,486,917	1,735,478	250,942

The Adjournment Proposal

The Company had solicited proxies in favor of an Adjournment Proposal which would have given the Company authority to adjourn the Extension Meeting to solicit additional proxies. As sufficient shares were voted in favor of the Extension Proposals, this proposal was not voted upon at the Extension Meeting.

In connection with the vote to approve the Extension Proposals, the holders of 12,466,515 public shares of common stock of the Company properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.27 per share, for an aggregate redemption amount of approximately $128 million.

Item 8.01.	Other Events.

On February 1, 2023, the Company issued a press release announcing that because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Amended Charter”), the Company intends to dissolve and liquidate in accordance with the provisions of the Amended Charter and will redeem all of the remaining outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.27.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated February 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2023

Seaport Calibre Materials ACQUISITION CORP.

By:	/s/ Jim Tumulty
Name:	Jim Tumulty
Title:	Chief Executive Officer